UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

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BIOMERICA, INC.

(Name of Registrant as Specified in Its Charter)

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BIOMERICA, INC.

17571 Von Karman Avenue

Irvine, CA 92614

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 13, 2024

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of BIOMERICA, INC., a Delaware corporation (herein called the “Company” or “our”), will be held at the offices of the Company, 17571 Von Karman Avenue, Irvine, California 92614 on DECEMBER 13, 2024, at 10:00 a.m., Pacific Time (the “Annual Meeting”).

At the meeting, you will be asked to consider and vote upon the following matters:

1.	To elect five directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. The proxy statement which accompanies this Notice includes the names of the nominees to be presented by the Board of Directors for election;

2.	To approve, on a non-binding advisory basis, the compensation paid to our named executive officers as disclosed in this proxy statement;

3.	To ratify the selection of Haskell & White LLP as our independent registered public accounting firm for our fiscal year ending May 31, 2025;

4.	To approve our 2024 Stock Incentive Plan;

5.	To approve an amendment to our First Amended and Restated Certificate of Incorporation to authorize the Board, at their discretion, to effect a reverse stock split of our common stock;

6.	To approve an amendment to our First Amended and Restated Certificate of Incorporation to authorize the Board, at their discretion, to effect an increase in the number of authorized shares of our common stock;

7.	To approve an adjournment of the Annual Meeting; and

8.	To transact such other business which may properly come before the Annual Meeting and any adjournment thereof.

You will be able to attend the Annual Meeting in person at the Company’s headquarters located at 17571 Von Karman Avenue Irvine, California 92614. No virtual connection to the Annual Meeting will be available for off-site viewing or attendance.

In accordance with the provisions of our bylaws, the Board of Directors has fixed the close of business on October 16, 2024, as the record date for the determination of the holders of our Common Stock, $0.08 par value, entitled to notice of and to vote at our Annual Meeting. To ensure that your shares will be represented at the Annual Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed envelope. You may revoke your proxy at any time before it is voted. It is important that your shares be represented and voted at the Annual Meeting, whether or not you plan to attend the meeting.

By Order of the Board of Directors,

/S/ Zackary S. Irani
ZACKARY S. IRANI, Chairperson of the Board and
Chief Executive Officer

Irvine, California

September     , 2024

Approximate Date of the Mailing of the Proxy Materials: October 24, 2024

BIOMERICA, INC.

17571 Von Karman Avenue

Irvine, California 92614

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is furnished by the Board of Directors of Biomerica, Inc., a Delaware corporation (the “Company” or “our”), in connection with the solicitation of proxies for use at the Company’s Annual Meeting of Stockholders to be held at our principal executive office, 17571 Von Karman Avenue, Irvine, California 92614, on December 13, 2024, at 10:00 a.m., Pacific Time, and at any and all adjournments thereof (the “Annual Meeting”). The Annual Meeting has been called for the purposes set forth in the accompanying Notice of the Annual Meeting of Stockholders (the “Notice”). This Proxy Statement, and the Annual Report on Form 10-K of the Company for the fiscal year ended May 31, 2024 (the “Annual Report”), will be mailed on or about October 24, 2024, to each stockholder of record as of the close of business on October 16, 2024.

RECORD DATE AND OUTSTANDING SHARES

The close of business on October 16, 2024, has been set as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). As of                , there was outstanding and entitled to vote an aggregate of                   shares of the Company’s common stock, $0.08 par value per share (the “Common Stock”), held of record by approximately 850 stockholders. However, the actual number of shareholders is unknown as brokers and other institutions hold the majority of the Company’s stock on behalf of other beneficial owners. The actual number of shares outstanding as of the Record Date may vary from the number of shares outstanding as of                      , 2024.

VOTING RIGHTS, QUORUM, & VOTES REQUIRED

The presence, in-person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock held on the Record Date and entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting.

A broker non-vote occurs when a broker holding shares in street name for a beneficial owner does not receive instructions from the beneficial owner about how to vote its shares. Under applicable law and the listing rules of the Nasdaq Stock Market, Inc. (“Nasdaq”), brokers have the discretion to vote on routine matters (Proposal Nos. 3, 5, 6, and 7) without instructions from the beneficial owner. If a beneficial owner does not provide its broker instructions on how to vote its shares on non-routine matters (Proposal Nos. 1, 2, and 4), no votes will be cast on its behalf with respect to those proposals. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting, as well as the effects of abstentions and broker non-votes on each of the proposals, are as follows:

PROPOSAL	VOTING REQUIREMENT	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES

Proposal No. 1:

To elect five directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal.

	Each director nominee shall be elected by a plurality vote of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the election of directors	A “WITHHOLD” vote will have no effect on the outcome of this proposal.	Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

Proposal No. 2: To approve, on a non-binding advisory basis, the compensation paid to our named executive officers.	Requires the affirmative vote of the majority of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the subject matter.	An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

Proposal No. 3: To ratify the selection of Haskell & White LLP as our independent registered public accounting firm for our fiscal year ending May 31, 2025.	Requires the affirmative vote of the majority of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the subject matter.	An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes in connection with this proposal.

Proposal No. 4: To approve our 2024 Stock Incentive Plan.	Requires the affirmative vote of the majority of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the subject matter.	An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Broker non-votes will not count as votes cast on this proposal and will have no effect on the outcome of the vote on this proposal.

Proposal No. 5: To approve an amendment to our First Amended and Restated Certificate of Incorporation to authorize the Board, at their discretion, to effect a reverse stock split of our Common Stock.	Requires the affirmative vote of the majority of the votes cast.	An “ABSTAIN” vote will not be included in the total number of votes cast and will have no effect on the outcome of the vote on this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes in connection with this proposal.

Proposal No. 6:

To approve an amendment to our First Amended and Restated Certificate of Incorporation to authorize the Board, at their discretion, to effect an increase in the number of authorized shares of our Common Stock.

	Requires the affirmative vote of the majority of the votes cast.	An “ABSTAIN” vote will not be included in the total number of votes cast and will have no effect on the outcome of the vote on this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes in connection with this proposal.

Proposal No. 7: To approve an adjournment of the Annual Meeting.	Requires the affirmative vote of the majority of the stockholders of the Company present in person or by proxy at such meeting and entitled to vote on the subject matter.	An “ABSTAIN” vote will be included in the total number of shares present and entitled to vote on this proposal, and will have the same effect as a vote “AGAINST” this proposal.	Because a bank, broker, dealer or other nominee may generally vote without instructions on this proposal, we do not expect any broker non-votes in connection with this proposal.

All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate, for each proposal, affirmative and negative votes, abstentions, and broker non-votes.

APPRAISAL RIGHTS

Under Delaware General Corporation Law (the “DGCL”), stockholders are not entitled to any appraisal rights with respect to the approval of any of the proposals described in this Proxy Statement.

PERSONS MAKING THE SOLICITATION

The Company, on behalf of its Board of Directors, is soliciting the proxy accompanying this Proxy Statement for use at the Annual Meeting. The proxies are being solicited by mail. The Company will bear the cost of solicitation, including, preparing, assembling, and mailing the proxy materials. Following the mailing of this Proxy Statement, directors, officers, and employees of the Company may solicit proxies by mail, telephone, or personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding shares of the Company’s Common Stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners.

TERMS OF THE PROXY

The enclosed proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a stockholder may specify whether the proxy shall vote for or against or shall be without authority to vote the shares represented by the proxy. The proxy also confers upon the proxy discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

If the proxy is executed properly and is received by the Company prior to the Annual Meeting, the shares represented by the proxy will be voted accordingly. A proxy may be revoked at any time prior to its exercise (i) by resubmitting their vote online or (ii) by attending the Annual Meeting and electing to vote at the Annual Meeting.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of September 26, 2024, certain information as to shares of Common Stock owned by (i) each person known to beneficially own more than 5% of the outstanding Common Stock, (ii) each director, including director nominees, and each of our Named Executive Officers (as defined under “Executive Compensation of Named Executive Officers”), and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person listed has sole voting and investment power over the shares beneficially owned by him or her. Unless otherwise indicated, the address of each beneficial owner is 17571 Von Karman Avenue, Irvine, California 92614.

5% or Greater Stockholders

NAME OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (1)
Zackary Irani	1,710,772	9.8%
Granahan Investment Management Inc	860,456	5.1%

Directors and Named Executive Officers

NAME OF BENEFICIAL OWNER (1)	SHARES BENEFICIALLY OWNED	PERCENTAGE BENEFICIALLY OWNED (1)
Zackary Irani (2)	1,710,772	9.8%
Allen Barbieri (3)	393,337	2.3%
Jane Emerson, M.D., Ph.D. (4)	293,000	1.7%
Catherine Coste (5)	139,540	*
David Moatazedi (6)	38,250	*
Gary Lu (7)	25,000	*
Jack Kenny (8)	-	*
All executive officers and directors as a group (seven persons)	2,599,899	15.0%

(1) Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Any shares of Common Stock that each named person and group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights, are deemed outstanding for purposes of computing shares beneficially owned by and the percentage ownership of each such person and group. However, such shares are not deemed outstanding for purposes of computing the shares beneficially owned by or percentage ownership of any other person or group. Percentage ownership for each named beneficial owner, and the ownership of the directors and executive officers as a group, is based on 16,821,646 shares outstanding as of September 26, 2024, plus the shares the named person and group has a right to acquire within 60 days thereafter pursuant to options, warrants, conversion privileges or other rights and privileges.

(2) Includes 690,212 shares underlying options exercisable by Mr. Zackary Irani at or within 60 days of September 26, 2024.

(3) Includes 315,000 shares underlying options exercisable by Mr. Allen Barbieri at or within 60 days of September 26, 2024.

(4) Includes 222,000 shares underlying options exercisable by Dr. Jane Emerson at or within 60 days of September 26, 2024.

(5) Includes 95,750 shares underlying options exercisable by Ms. Catherine Coste at or within 60 days of September 26, 2024.

(6) Includes 38,250 shares underlying options exercisable by Mr. David Moatazedi at or within 60 days of September 26, 2024.

(7) Includes 25,000 shares underlying options exercisable by Mr. Gary Lu at or within 60 days of September 26, 2024.

(8) Mr. Kenny joined the Board in August 2023 and resigned as an independent member of the Board on June 26, 2024. He has no stock options that are exercisable at or within 60 days of September 26, 2024.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

DIRECTORS

Pursuant to the Company’s bylaws, the Board of Directors of the Company (the “Board”) is granted the power to set the number of directors at no less than three and no more than nine members. The size of the Board is currently set at five directors and the following five directors have been nominated for re-election at the Annual Meeting: Mr. Zackary Irani, Mr. Allen Barbieri, Dr. Jane Emerson, Ms. Catherine Coste, and Mr. David Moatazedi.

A proxy cannot be voted for a greater number of directors than the five (5) nominees identified in this Proxy Statement. Each director of the Company is elected annually and holds office for the ensuing year and until his or her successor has been elected and qualified or until his or her earlier resignation, death or removal. In the event that any of our directors become unavailable prior to the Annual Meeting, the proxy will be voted for a substitute nominee or nominees designated by the Board or the number of directors may be reduced accordingly.

The following table sets forth the name and current age of each director nominee, the year he or she was first elected, and his or her current position(s) with the Company. The Company does not pay a fee to any third party to identify potential nominees. The Board has not received recommended nominees from a stockholder and none of our directors or director nominees were selected pursuant to any arrangement or understanding, other than with our directors acting within their capacity as a director. There are no family relationships among any of our directors, director nominees, or executive officers.

Name	Age	Director Since	Positions Held
Zackary Irani	58	1997	Chief Executive Officer
Allen Barbieri	66	1999	Executive Vice-Chairperson of the Board, and Corporate Secretary
Jane Emerson, M.D., Ph.D.	69	2007	Director, Chairperson of Nominating & Governance Committee and Member of Compensation and Audit Committees
Catherine Coste	58	2020	Director, Chairperson of Audit Committee and Member of Nominating & Governance and Compensation Committees
David Moatazedi	46	2023	Director, Chairperson of Compensation Committee and Member of Audit and Nominating and Governance Committees

Background of Nominees

Zackary Irani

Mr. Zackary Irani has served as a Director, Chairperson of the Board and Chief Executive Officer of the Company since April 1997. Prior to that time, Mr. Zackary Irani served as the Company’s Vice-President of Business Development. He has been an employee of the Company since 1986. During the fiscal years 2008 and 2009, Mr. Zackary Irani also served as Chairperson of the Board of Lancer Orthodontics, Inc., a medical device company with manufacturing operations in the U.S. and Mexico, and served as Lancer’s Chief Executive Officer from April 1997 until April 2004. Mr. Zackary Irani holds a BS degree and an MBA degree from the University of California, Irvine - The Paul Merage School of Business.

We believe Mr. Zackary Irani is qualified to serve on our Board because of his service as the Chief Executive Officer of the Company, his extensive knowledge of the Company’s business and operations, his financial expertise, his education, and his knowledge of the business sector in which the company competes.

Allen Barbieri

Mr. Allen Barbieri served as an Executive Director and as Vice Chairperson and Corporate Secretary of the Company since August 2020. Since January 2022, Mr. Barbieri has also concurrently served as the Chief Executive Officer of Küleon LLC, a small private biotech company engaged in development of therapeutic drugs targeting neurologic disorders. From October 1999 through August 2020, Mr. Allen Barbieri also served as an outside independent director of the Company From March 2015 to April 2022, Mr. Allen Barbieri served as a member of the board of directors of CareTrust REIT, Inc. (NYSE:CTRE), a large publicly traded real estate investment trust, where he served as Chairman of the Corporate Governance and Nominating Committee and as a member of the Audit and Compensation Committees. From January 2010 to March 2018, Mr. Allen Barbieri served as the Chief Executive Officer of Biosynthetic Technologies, a privately held, renewable specialty chemicals company, with BP and Monsanto as primary owners. Prior to that, from April 2004 to September 2009, Mr. Allen Barbieri served as the Chief Executive Officer of Lancer Orthodontics, Inc., a medical device company with manufacturing operations in the U.S. and Mexico. From 1998 to 1999, he served as President and Chief Financial Officer of BUY.COM, a major internet retailer, and from 1994 to 1999 Mr. Allen Barbieri was President and Chief Executive Officer of Pacific National Bank. Mr. Allen Barbieri holds an MBA from Massachusetts Institute of Technology (MIT).

We believe Mr. Allen Barbieri is qualified to serve on our Board due to his extensive knowledge of the Company’s business and operations, his financial expertise in investment banking and experience as a Chief Executive Officer and Chief Financial Officer of public and private institutions, his education, and his prior experience as a board member of numerous public and private companies.

Dr. Jane Emerson

Dr. Jane Emerson has served as a Director of the Company since April 2007. Since July 1, 2009, Dr. Emerson has served as Vice Chair for Clinical Programs and Chief of Clinical Pathology at the University of Southern California Keck School of Medicine, Los Angeles, California. From 1994 to 2009, Dr. Emerson was on the faculty of the University of California, Irvine School of Medicines where she served as Chief of Clinical Pathology, and from 2000 to 2009, she served as the Vice Chair for Clinical Programs, Department of Pathology, and Laboratory Medicine.

We believe Dr. Emerson is qualified to serve on our Board due to her extensive education, her industry leading experience in the clinical laboratory sector, her knowledge of clinical lab products and the process of attaining regulatory clearance for new lab-based diagnostic tests, and her 13 years of experience of service on the Board of the Company.

Catherine Coste

Ms. Catherine Coste has served as a Director of the Company since September 2020. Ms. Catherine Coste retired from Deloitte and Touche LLP (“Deloitte”), an industry-leading audit, consulting, tax and advisory firm, in 2020, where she was a senior Partner and served as one of Deloitte’s Life Sciences industry executive leaders. During her career at Deloitte, Ms. Catherine Coste was directly involved with over 30 life science corporations, the majority of which were large-cap and medium-cap public corporations. Ms. Catherine Coste has served as an Independent Director at Minerva Surgical, Inc., a commercial-stage medical technology company, since February 2021, where she is Chair of the Audit Committee and a Member of the Compensation Committee. Ms. Catherine Coste has also served as an Independent Director at Renalytix, plc(NASDAQ: RNLX), an artificial intelligence-enable in vitro diagnostics company, since June 2023, where she Chairs the Audit Committee and is also a Member of the Renumeration Committee. Ms. Catherine Coste spent 32 years in both corporate and professional services positions leading global finance, internal audit and operations teams. She has extensive experience in Sarbanes-Oxley compliance, corporate risk analysis and management, cyber risk assessment, fraud prevention, IT systems analysis and upgrades, internal controls, and corporate governance. Ms. Catherine Coste is a Certified Public Accountant in California.

We believe Ms. Catherine Coste is qualified to serve on our Board due to her education, her extensive work experience as a partner at Deloitte, more than 20 years of experience advising life sciences companies in multiple areas of their operations including accounting and finance, and other experience serving on the board of a public life science company.

David Moatazedi

Mr. David Moatazedi has served as a Director of the Company since September 2020. Mr. David Moatazedi has served as the President and Chief Executive Officer, and as a member of the of board of directors of Evolus, Inc. (“Evolus”) (NASDAQ: EOLS), since May 2018. Evolus is a publicly traded life sciences company headquartered in Orange County, California, with a market capitalization of approximate $500 million. From March 2017 to June 2020, David also served as an independent board member of Obalon Therapeutics, a publicly traded life sciences company that was later merged into ReShape Lifesciences Inc. From 2016 to 2018, Mr. David Moatazedi served as Senior Vice President at Allergan Inc. (“Allergan”), and head of the U.S. Medical Aesthetics division. Mr. David Moatazedi also worked in various other leadership positions within Allergan since 2005, including Vice President, Sales and Marketing of the U.S. Facial Aesthetics, and the U.S. Plastic Surgery Divisions. Before Allergan, from 2000 to 2005 Mr. David Moatazedi was a district manager for Novartis Pharmaceuticals, a multinational pharmaceuticals company. Mr. David Moatazedi holds, an MBA from Pepperdine University and a BA degree from California State University, Long Beach.

We believe Mr. David Moatazedi is qualified to serve on our Board due to his education, his financial expertise, his experience as a Chief Executive Officer of a publicly traded life sciences company, his professional experiences, and his prior experience serving as a member of the board of directors of a public life science company.

BOARD DIVERSITY

The diversity of the Company’s Board is listed below and is reviewed annually by the Board.

Board Diversity Matrix (as of September 19, 2024)
Total Number of Directors	5
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	-	-
Part II: Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	3	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Vote Required and Board Recommendation

Each director nominee shall be elected by a plurality vote of the stockholders of the Company present in person or by proxy at the Annual Meeting and entitled to vote.

Our Board Recommends that the Stockholders Vote “FOR” the Election of Each of the Five Director Nominees.

EXECUTIVE OFFICERS

The following table sets forth the names, ages and positions of our executive officers:

Name	Age	Position(s)
Zackary Irani	58	Chief Executive Officer
Allen Barbieri	66	Executive Vice Chairperson
Gary Lu	44	Chief Financial Officer

The following provides certain biographical information with respective to each of our executive officers who is not a director.

Zackary Irani	Mr. Zackary Irani’s background is discussed above under the heading “Background of Nominees.”

Allen Barbieri	Mr. Allen Barbieri’s background is discussed above under the heading “Background of Nominees.”

Gary Lu	Mr. Gary Lu has served as the Chief Financial Officer of the Company since March 2023. Mr. Gary Lu brings over 20 years of diverse extensive experience with SEC publicly traded and privately held companies in corporate strategy, financial management, operations, fundraising, and merger and acquisition activities. Prior to joining the Company, from September 2019 to February 2023, Mr. Gary Lu served as the Controller and Vice President of Finance at Happy Money, a leading platform for unsecured lending. From January 2019 to September 2019, Mr. Gary Lu served as Controller and Vice President of Finance at Verb Technology Company, Inc. (NASDAQ: VERB), a software company. From January 2015 to January 2019, Mr. Gary Lu served as Vice President Southwest Corporate Controller at FirstService Residential Management, Inc., a property management company, and the largest subsidiary of FirstService Corporation (NASDAQ: FSV). From October 2014 to January 2015, he served as the Corporate Controller and Head of Finance at Hoag Orthopedic Institute, LLC, a nationally ranked organization for orthopedic care. From December 2008 to October 2014, he served within various finance cross-disciplined roles at Broadcom Inc. (NASDAQ: AVGO), a semi-conductor manufacturing company. Mr. Gary Lu began his career at Ernst & Young, LLP, a professional services company, where he served as an Assurance Manager from September 2003 to November 2008, and provided assurance services to both publicly traded and private company clients of the firm. Mr. Gary Lu is a certified public accountant and received a BA in Economics and Accounting from the University of California, Los Angeles (UCLA).

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board maintains an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. For the fiscal year ended May 31, 2024, the Board held eight in-person or telephonic Board meetings, three of which were strategy and update meetings with management, and acted by unanimous written consent three times. The Audit Committee held seven meetings; the Compensation Committee held four meetings; and the Nominating and Corporate Governance Committee held four meetings. During the fiscal year ended May 31, 2024, all directors attended 75% or more of the aggregate meetings of the Board and the Committees on which they served.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Company has a Nominating and Corporate Governance Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

The Company has a standing Nominating and Corporate Governance Committee (the “Governance Committee”). The Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise arise. In the event that vacancies are anticipated or otherwise arise, the Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. The Governance Committee will consider candidates recommended by current directors, professional search firms, stockholders or other persons.

To select a director candidate, the Governance Committee undergoes a series of discussions and review of the candidates. Once the Governance Committee has identified a prospective nominee, the Governance Committee will evaluate the prospective nominee in the context of the then current composition of the Board and will consider a variety of other factors, including the prospective nominee’s public company experience, corporate governance experience, business, technology, strategy, and industry experience, finance and financial reporting experience, and other attributes that would be expected to contribute to an effective Board. The Board seeks to identify nominees who possess a diverse range of experience, skills, areas of expertise, industry knowledge, business judgment, and professional ethics and values. Although the Governance Committee does not have a formal policy with respect to diversity, it has a well-established process to identify director nominees, and considers diversity when evaluating candidates for director nominees. The Board does not evaluate stockholder nominees differently than any other nominee.

Our Board will consider stockholder nominations for directors if we receive timely written notice, in proper form, of the nomination. To be timely, the notice must be received within the time frame discussed below in this Proxy Statement under the heading “Date of Submission of Stockholder Proposals.” To be in proper form, the notice must, among other matters, include each nominee’s written consent to serve as a director for the Company if elected at the next annual meeting, a description of all arrangements or understandings between the nominating stockholder and the nominee, and certain other information about the nominating stockholder and the nominee.

The Governance Committee met four times during the fiscal year ended May 31, 2024. For the fiscal year ended May 31, 2024, the Committee consisted of Mr. Jack Kenny, Dr. Jane Emerson, Mr. David Moatazedi and Ms. Catherine Coste, with Mr. Jack Kenny serving as Chairperson of the Governance Committee. Following our fiscal year end, on June 24, 2024, Mr. Jack Kenny resigned as an independent member of the Board, thereby vacating his position as Chair of the Governance Committee. In response, the Board appointed Dr. Jane Emerson as Chairperson of the Governance Committee, with Mr. David Moatazedi and Ms. Catherine Coste continuing to serve as members. After the Annual Meeting, it is anticipated that Dr. Jane Emerson will continue to serve as Chair of the Governance Committee and Mr. David Moatazedi and Ms. Catherine Coste will remain members.

COMPENSATION COMMITTEE

The Company has a Compensation Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

The Compensation Committee is responsible for assisting the Board in discharging its responsibilities regarding the compensation of our employees and directors. The specific duties of the Compensation Committee include, among other matters: reviewing and approving executive compensation; evaluating our executive officers’ performance; setting the compensation levels of our executive officers; setting our incentive compensation plans, including our equity-based incentive plans; making recommendations to the Board for annual compensation of directors; and making recommendations to our Board regarding our overall compensation structure, policies and programs.

The Compensation Committee may delegate authority to the chief executive officer or the chief financial officer to grant equity incentive plan awards to our non-executive employees consistent with the parameters approved in advance by the compensation committee.

Historically, our chief executive officer and executive vice-chairperson have provided input and recommendations to the Compensation Committee on the compensation of executive officers and members of the Board. In addition, representatives from our executive management team finance function have provided information or recommendations to the Compensation Committee regarding design of any cash and equity incentive programs. Also, while the Compensation Committee does not officially retain an executive compensation consultant, it does obtain industry and peer-group compensation information from certain national compensation consulting firms and other industry resources. The Compensation Committee reviews all of this input and information in determining and setting director and executive officer compensation plans. All decisions affecting executive officer compensation are made by the Compensation Committee, in its sole discretion.

The Compensation Committee met four times during the fiscal year ended May 31, 2024. One Compensation Committee meetings was held without management, and three Compensation Committee meeting were held with management attending at least a portion of the meeting. At fiscal year-end May 31, 2024, the Compensation Committee was comprised of Mr. David Moatazedi, Dr. Jane Emerson and Ms. Catherine Coste, with Mr. David Moatazedi serving as Chairperson of the Compensation Committee. It is anticipated that Mr. David Moatazedi will continue to serve as Chairperson of the Compensation Committee after the Annual Meeting, and Dr. Jane Emerson and Ms. Catherine will remain members.

AUDIT COMMITTEE

The Company has an Audit Committee Charter which may be viewed on the Company’s website at www.biomerica.com.

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements. In addition, the Audit Committee assists the Board in its oversight of our compliance with legal and regulatory requirements. The specific duties of the Audit Committee include, among others: monitoring the integrity of our financial process and systems of internal controls regarding finance, accounting and legal compliance; selecting our independent auditor; monitoring the independence and performance of our independent auditor; and providing an avenue of communication among the independent auditor, our management and our Board. The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to all of our employees and to the independent auditor. The Audit Committee also has the ability to retain, at the Company’s expense and without further approval of the Board, special legal, accounting, or other consultants or experts that it deems necessary in the performance of its duties.

The Audit Committee met seven times during the fiscal year ended May 31, 2024. For the fiscal year ended May 31, 2024, the Audit Committee consisted of Ms. Catherine Coste, Mr. Jack Kenny, and Mr. David Moatazedi, with Ms. Catherine Coste serving as Chairperson of the Audit Committee. Following our fiscal year end, on June 24, 2024, Mr. Jack Kenny resigned as an independent member of the Board, thereby vacating his position as a member of the Audit Committee. In response, the Board appointed Dr. Jane Emerson as a member of the Audit Committee. It is anticipated that Ms. Catherine Coste will serve as the Chairperson of the Audit Committee after the Annual Meeting, and Dr. Jane Emerson and Mr. David Moatazedi will remain members. The Board has determined that Ms. Catherine Coste qualifies as an “audit committee financial expert” and that each member of the Audit Committee is financially literate. All members of the Audit Committee meet the independence standards set forth in applicable Securities and Exchange Commission (“SEC”) and Nasdaq rules.

DIRECTOR INDEPENDENCE

The Board reviews the independence of each director when he or she is elected to the Board and monitors their independence on a continual basis. The Board considers the transactions and relationships between each member and the Company in determining independence. The Board determines independence based on the definition of “Director Independence” as defined by SEC rules and as determined in accordance with Rule 5605 of the Marketplace Rules of Nasdaq. Based upon that review, the Board has affirmatively determined that Ms. Catherine Coste, Mr. David Moatazedi, and Dr. Jane Emerson are independent, (collectively, the “Independent Directors”).

BOARD LEADERSHIP STRUCTURE

The Board selects a Chairperson in a manner it determines to be in the best interests of the Company. It is in the Board’s discretion to determine whether the same individual should serve as both the chief executive officer and chairperson of the Board or whether those roles should be separated. During the fiscal year ended May 31, 2024, Mr. Zackary Irani served as both Chairperson of the Board and Chief Executive Officer until January 23, 2024, at which time the Board decided the roles should be separated. On January 23, 2024, Mr. Jack Kenny was appointed Chairperson of the Board and Mr. Zackary Irani continued to serve as Chief Executive Officer. On June 24, 2024, Mr. Jack Kenny resigned as an independent Board member and vacated his position as Chairperson of the Board. His resignation was not due to any disagreement with the Company on matters related to its operations, policies, or practices. At this time, the Board has not yet appointed a new person to serve as the Chairperson of the Board.

The Board believes it is appropriate for Mr. Zackary Irani to serve as Chief Executive Office due to his extensive knowledge of, and experience in, the global medical diagnostic industry. This knowledge and experience is critical in identifying strategic priorities and providing unified leadership in the execution of strategy. The Company believes that Mr. Zackary Irani’s experience and knowledge as the Chief Executive Officer of the Company is an asset to the Company with independent board leadership provided by the Independent Directors.

In April 2020, the Board appointed Mr. Allen Barbieri as Executive Vice Chairperson and Corporate Secretary. In this role, Mr. Allen Barbieri took on key responsibilities, including involvement in the operations, strategic transactions and accounting and finance areas of the Company. With this increased involvement in the Company, in August 2020, Mr. Allen Barbieri stepped down from all Board committees and transitioned from an independent outside director to an executive director, retaining the title of Executive Vice Chairperson and Secretary. This transition allows Mr. Allen Barbieri to be more actively involved in the Company’s daily operations, regulatory and legal matters, and strategic relationships.

BOARD ROLE IN RISK OVERSIGHT

The Board is responsible for oversight of material risks facing the Company, including financial, cybersecurity, and compliance risks, while our management team is responsible for the day-to-day management of risk. In addition, the Board has delegated oversight of certain categories of risk to the Audit Committee and the Compensation Committee, which are comprised entirely of independent directors. The Audit Committee and the Compensation Committee respectively report to the Board as appropriate on matters that involve specific areas of risk that each committee oversees.

Financial, Compliance and Controls Risks

The Audit Committee has scheduled periodic and annual reviews and discussions with management regarding significant risk exposures and incident metrics, including those relating to global financial, accounting, and treasury matters, internal audit and controls, and legal and regulatory compliance. These discussions cover the steps management has taken to monitor, control, and report such exposures, as well as the Company’s policies with respect to risk assessment and risk management.

Employee Compensation Risks

The Compensation Committee oversees management of risks relating to the Company’s compensation plans and programs. The Company’s management and the Compensation Committee have assessed the risks associated with the Company’s compensation policies and practices for all employees, including non-executive officers. These include risks relating to setting ambitious targets for our employees’ compensation or the vesting of their equity awards, our emphasis on at-risk equity-based compensation, discrepancies in the values of equity-based compensation depending on employee tenure relative to increases in stock price over time and the potential impact of such factors on the retention or decision-making of our employees, particularly our senior management. Based on the results of this assessment, the Company does not believe that its compensation policies and practices for all employees, including non-executive officers, create risks that are reasonably likely to have a material adverse effect on the Company.

REPORT OF THE AUDIT COMMITTEE

The information in this Report of the Audit Committee is not deemed “soliciting material” or to be “filed” with the SEC.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) including Auditing Standard No. 1301, “Communication with Audit Committees,” and the SEC. The Audit Committee has discussed with the independent auditors their independence from management and the Company, and the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB, including Rule 3526 “Communication with Audit Committees Concerning Independence,” and has discussed with the independent auditors its independence from the Company and its management.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their understanding of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report for the fiscal year ended May 31, 2024. The Audit Committee and the Board have also recommended the selection of the Company’s independent auditors, Haskell & White LLP.

AUDIT COMMITTEE

Ms. Catherine Coste (Chair)
Mr. David Moatazedi
Dr. Jane Emerson

EXECUTIVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

In December 2023, our Compensation Committee conducted its annual review of our compensation philosophy and made recommendations to the Board, which set the total compensation plan for our Named Executive Officers. This review included certain market data, other factors, and operational performance of the Company. The focus of the Compensation Committee, the Board, and management is aligning management total compensation with shareholder return. As such, the Company pays below market salaries and cash bonuses (when paid) and focuses on equity awards for Named Executive Officers.

Cash Compensation

We use salary to compensate our Named Executive Officers for services rendered during the year and to recognize each of their experience, skills, knowledge, and responsibilities required of each Named Executive Officers. Our Compensation Committee considers adjustments to salary to reflect market conditions and Company results.

Equity Compensation

We view equity awards as the critical element of total compensation of our Named Executive Officers. Although we do not specifically tie any portion of a Named Executive Officer’s equity compensation to Company performance, the Company utilizes incentive stock options as equity awards, the value of which bears a direct correlation to total shareholder return. Stock options issued to Named Executive Officers, often vest over a four-year period and are always issued with an exercise price equal to the then current market price of the Company’s Common Stock. As such, the value in these issued stock options is tied to long-term increases in stockholder value. Further, since issued stock options generally vest over four (4) years, these stock options awards serve as a means of retaining our Named Executive Officers, as well as other employees of the Company.

The following table sets forth the total compensation earned by the Company’s Chief Executive Officer, Vice Chairperson and Chief Financial Officer, Treasurer and Secretary (the “Named Executive Officers”) for the fiscal years ended May 31, 2024 and 2023.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards ($) (4)	Total ($)
Zackary Irani (1), Chairman and Chief Executive Officer	2024	$150,000	210,103	$360,103
	2023	$141,250	-	$141,250

Allen Barbieri (2), Director, Executive Vice Chairman and Secretary	2024	$124,583	119,400	$243,983
	2023	$126,250	-	$126,250

Gary Lu (3), Chief Financial Officer	2024	$260,000	125,636	$385,636
	2023	$65,000	140,098	$205,098

(1)

Mr. Zackary Irani did not receive a salary increase during the fiscal year ended May 31, 2024. In the fiscal year ended May 31, 2023, Mr. Zackary Irani’s salary was increased from $135,000 to $150,000, effective January 1, 2023. In the fiscal years ended May 31, 2024 and 2023, there were no management incentive cash bonuses and Mr. Zackary Irani received no issuance of stock. Mr. Zackary Irani received a total of 260,000 shares in stock options in the fiscal year ended May 31, 2024. One option, for 105,000 shares, was granted at the exercise price of $1.67 per share (market value on the date of grant) and was valued at $84,467. The second option, for 155,000 shares, was granted at the exercise price of $0.99 per share (market value on the date of grant) and was valued at $125,636. The value of these options was determined using the Black-Scholes option-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate).

(2)

As part of cost reduction measures during the fiscal year ended May 31, 2024, Mr. Allen Barbieri voluntarily reduced his salary from $135,000 to $110,000 effective January 1, 2024. In the previous fiscal year ended May 31, 2023, Mr. Allen Barbieri’s salary was increased from $120,000 to $135,000, effective January 1, 2023. In the fiscal years ended May 31, 2024 and 2023, there were no management incentive cash bonuses and Mr. Allen Barbieri received no issuance of stock. Mr. Allen Barbieri received a total of 150,000 shares in stock options grant in the fiscal year ended May 31, 2024. One option, for 50,000 shares, was granted at the exercise price of $1.67 per share (market value on the date of grant) and was valued at $39,451. The second option, for 100,000 shares, was granted at the exercise price of $0.99 per share (market value on the date of grant) and was valued at $79,949. The value of these options was determined using the Black-Scholes option-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate).

(3)

During the fiscal year ended May 31, 2024, Mr. Gary Lu did not receive a salary increase. In the previous fiscal year ended May 31, 2023, his salary became effective upon his appointment as chief financial officer on March 1, 2023. In the fiscal years ended May 31, 2024 and 2023, there were no management incentive cash bonuses and Mr. Gary Lu received no issuance of stock. Mr. Gary Lu received a total of 155,000 shares in stock option grants in the fiscal year ended May 31, 2024. The option was granted at the exercise price of $0.99 per share (market value on the date of grant) and was valued at $125,636 using the Black-Scholes option-pricing model (which uses assumptions for expected volatility, expected dividends, expected forfeiture rate, expected term and the risk-free interest rate).

(4)	For additional information as to the assumptions made in valuation, see Note 2 to the Company’s audited financial statements filed with the SEC in our Annual Report.

Employment Agreement

The Company has a written employment agreement with Mr. Gary Lu for his role as the Chief Financial Officer of the Company (the “Lu Employment Agreement”). Mr. Gary Lu’s employment is at-will and may be terminated by him or the Company at any time, with or without cause or notice. Pursuant to the Lu Employment Agreement, Mr. Gary Lu is entitled to separation pay under the following circumstances:

i.	Termination by the Company for Cause: If the Company terminates Mr. Gary Lu for Cause (as defined in the Lu Employment Agreement), Mr. Gary Lu is entitled to all accrued but unpaid base salary and any accrued but unused paid time-off to the date of the termination.

ii.	Termination by the Company without Cause: If the Company terminates Mr. Gary Lu without Cause (as defined in the Lu Employment Agreement), Mr. Gary Lu shall be paid all accrued but unpaid base salary and any accrued but unused paid time-off to the date of the termination. In the event Mr. Gary Lu is terminated by the Company without Cause, including following a Change in Control (as defined by the Lu Employment Agreement), he will be eligible for severance pay that is equal to 12 months of Mr. Gary Lu’s base bay, provided that he does not revoke a general release of claims against the Company and its affiliates, officers, directors, agents, and employees (the “Severance Payment”).

iii.	Termination by the Employee with Cause: If Mr. Gary Lu terminates his employment with the Company with Cause, including a termination with Cause following a Change in Control, he will be eligible for a Severance Payment. In the event of a termination of employment by Mr. Gary Lu with Cause following a Change in Control, all unvested stock options previously issued to him shall become immediately vested and exercisable.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

		Option Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
Zackary Irani	2/26/2015	105,000		0		0	$0.82	2/26/2025
	3/24/2016	100,000		0		0	$1.20	3/24/2026
	1/22/2018	75,000	(3)	0		0	$3.90	1/22/2028
	12/20/2018	150,000		0		0	$2.25	12/20/2028
	12/19/2019	125,000		0		0	$2.81	12/19/2029
	12/10/2020	58,962		19,654		0	$6.36	12/10/2030
	12/9/2021	50,000		50,000		0	$4.46	12/9/2031
	12/7/2023	26,250		78,750		0	$1.67	4/20/2033
	12/13/2023	0		155,000		0	$0.99	12/13/2033
	2/26/2015	30,000		0		0	$0.82	2/26/2025
	3/24/2016	35,000		0		0	$1.20	3/24/2026
	12/10/2020	30,000		0		0	$6.36	12/10/2030
	1/22/2018	25,000		0		0	$3.90	1/22/2028
Allen Barbieri(2)	12/20/2018	50,000		0		0	$2.25	12/20/2028
	12/19/2019	50,000		0		0	$2.81	12/19/2029
	12/9/2021	45,000		0		0	$4.46	12/9/2031
	12/7/2023	50,000		0		0	$1.67	4/20/2033
	12/13/2023	0		100,000		0	$0.99	12/13/2033
Gary Lu	4/6/2023	25,000	(2)	75,000	(3)	0	$1.74	4/6/2033
	12/13/2023	0		155,000		0	0.99	12/13/2033

(1)	The vesting dates coincide with the option grant date annually for options held at the fiscal year-end

(2)	The option awards cliff vest at the end of 12 months.

(3)	The option awards vest in equal installments annually over 48 months.

ITEM 402(v) PAY VERSUS PERFORMANCE

The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer pay. This disclosure is intended to comply with the requirements of Item 402(v) of Regulation S-K applicable to “smaller reporting companies.” The tabular disclosure of pay versus performance, as required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, pertains to the relationship between executive compensation actually paid and certain financial performance metrics of the Company. The following table sets forth information concerning compensation actually paid (the “CAP”) to our principal executive officer (the “PEO”) and our non-PEO named executive officers (the “NEOs”) versus our total shareholder return (the “TSR”) and net income (loss) performance results for the fiscal years ended May 31, 2024, 2023, and 2022. The amounts set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the measurement CAP is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation reported in the Summary Compensation Table (the “SCT”) and the compensation decisions described in the section entitled “Executive Compensation Information”.

Fiscal Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return ($) (4)	Net Income (Loss) ($) (5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
2024	360,103	199,836	$314,810	238,392	15.89	(5,978,000)
2023	141,250	(108,437)	$174,027	110,778	37.53	(7,140,000)
2022	491,333	416,627	$351,744	318,143	95.89	(4,531,000)

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for our chief executive officer, Mr. Zackary Irani, (our PEO) for each corresponding year in the “Total” column of the SCT. Refer to “Executive Compensation – Summary Compensation Table”

(2)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Non-PEO NEOs (excluding our PEO) in the “Total” column of the SCT. The Non-PEO NEOs included in the table above were as follows:

●	For 2024: Mr. Allen Barbieri and Mr. Gary Lu
●	For 2023: Mr. Allen Barbieri, Mr. Gary Lu, and Mr. Steve Sloan
●	For 2022: Mr. Allen Barbieri and Mr. Steven Sloan

(3)	The dollar amounts reported in columns (c) and (e) represent the CAP to Mr. Zackary Irani, and the average CAP to our non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, to calculate CAP, compensation related to equity awards were remeasured based on the following: For stock options, a Black-Scholes (“BSM”) option-pricing model was used as of the applicable year-end date, or, in the case of vested options, the vesting date. The BSM model requires us to make assumptions and judgments regarding the variables used in the calculation, including the expected remaining term, expected volatility, and the expected risk-free rate. The valuation assumptions used to calculate the CAP shown in the table were materially consistent with those used to calculate our share-based compensation expense, as disclosed in our 2023 Annual Report on Form 10-K.

The 2024 CAP to our PEO and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the SCT:

	PEO	Average of Non-PEO NEOs
Total Reported in 2024 SCT	360,103	314,810
Less: value of equity awards reported in SCT	(210,103)	(122,518)
Add: year-end value of equity awards granted in 2024 that are unvested and outstanding	102,614	57,148
Add: change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(47,169)	(25,380)
Add: fair market value of equity awards granted in 2024 and that vested in 2024	20,914	19,918
Add: change in fair value (from prior year-end) of prior year equity awards that vested in 2024	(26,523)	(5,585)
Less: fair market value of equity awards deemed to fail to meet the applicable vesting conditions during 2024	-	-
Compensation Actually Paid for 2024	199,836	238,392

The 2023 CAP to our PEO and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the SCT:

	PEO	Average of Non-PEO NEOs
Total Reported in 2023 SCT	141,250	174,027
Less: value of equity awards reported in SCT	-	(46,699)
Add: year-end value of equity awards granted in 2023 that are unvested and outstanding	-	35,934
Add: change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(264,287)	-
Add: fair market value of equity awards granted in 2023 and that vested in 2023	-	-
Add: change in fair value (from prior year-end) of prior year equity awards that vested in 2023	14,600	4,840
Less: fair market value of equity awards deemed to fail to meet the applicable vesting conditions during 2023	-	(57,323)
Compensation Actually Paid for 2023	(108,437)	110,778

The 2022 CAP to our PEO and the average CAP to our non-PEO NEOs reflects the following adjustments required by the applicable SEC rules from the total compensation reported in the SCT:

	PEO	Average of Non-PEO NEOs
Total Reported in 2022 SCT	491,333	351,744
Less: value of equity awards reported in SCT	(356,333)	(150,263)
Add: year-end value of equity awards granted in 2022 that are unvested and outstanding	272,496	113,811
Add: change in fair value (from prior year-end) of prior year equity awards that are unvested and outstanding	(32,588)	(7,158)
Add: fair market value of equity awards granted in 2022 and that vested in 2022	-	-
Add: change in fair value (from prior year-end) of prior year equity awards that vested in 2022	41,720	10,009
Compensation Actually Paid for 2022	416,627	318,143

(4)	TSR is determined based on the value of an initial fixed investment of $100 on December 31, 2021. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of the measurement period and the Company’s share price at the beginning of the measurement period.

(5)	The dollar amounts reported in column (g) represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.

Required Disclosure of the Relationship between Compensation Actually Paid and Financial Performance Measures

In accordance with Item 402(v) of Regulation S-K, we are providing the following description of the relationship between (1) information presented in the Pay Versus Performance table above and (2) the executive CAP to our PEO and, on average, to our other Non-PEO NEOs over the Company’s three most recently completed fiscal years.

Compensation Actually Paid and Net Income (Loss)

Due to the nature of our Company’s consolidated financials and primary focus on research and development of diagnostic-guided therapy products to treat gastrointestinal diseases, our Company has not historically utilized net income (loss) as a performance measure for our executive compensation program. However, as the inFoods product has now launched, the Board will evaluate the relationship between our total revenues and net income (loss) and CAP to our PEO and Non-PEO NEOs going forward.

Compensation Actually Paid and TSR

The following graph sets forth the relationship between CAP to our PEO, the average CAP for our Non-PEOs, and the Company’s TSR over the period covering 2024, 2023, and 2022.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

INDEPENDENT DIRECTOR COMPENSATION

Our Independent Directors receive a cash component in addition to an equity component as part of their annual Board retainer fee. The cash component of Board retainer fees is paid quarterly, while stock options typically vest on the one-year anniversary date of issuance. The compensation of directors is subject to review and adjustment from time to time by the Board.

The annual cash retainer fees are paid according to the following schedule:

DIRECTOR COMPENSATION
Annual Cash Retainer	$45,000
Committee Chair Stipends:
Audit	$15,000
Compensation	$7,500
Nominating and Corporate Governance	$7,500

The following table presents the compensation of Independent Directors for the fiscal year ended May 31, 2024.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards Value ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total Value ($)
Catherine Coste	60,000	-	85,210	(1)	-	-	-	145,210
Jane Emerson, M.D., Ph.D.	52,500	-	85,210	(2)	-	-	-	137,710
David Moatazedi	52,500	-	105,322	(3)	-	-	-	157,822
Jack Kenny(4)	53,125	-	85,413	(5)	-	-	-	138,538

(1)	At fiscal year ended May 31, 2024, Ms. Catherine Coste had 177,000 option awards outstanding.
(2)	At fiscal year ended May 31, 2024, Dr. Jane Emerson had 297,000 option awards outstanding.
(3)	At fiscal year ended May 31, 2024, Mr. David Moatazedi had 132,000 option awards outstanding.
(4)	Mr. Jack Kenny joined the Board in August 2023, and therefore only served as a Member of the Board for a portion of the fiscal year ended May 31, 2024.
(5)	At fiscal year ended May 31, 2024, Mr. Jack Kenny had no option awards outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board reviews, approves, and/or ratifies all transactions involving related persons. The purpose of the review is to determine that such transactions are not conducted on terms that are materially less favorable to the Company than what would be usual and customary in transactions between unrelated persons and, in the case of transactions involving directors, to determine whether such transactions affect the independence of a director in accordance with the relevant rules and standards issued by the SEC.

For the fiscal year ended May 31, 2024, there were no reportable related party transactions or relationships.

LEGAL PROCEEDINGS

There are no legal proceedings related to any of our directors, director nominees, or executive officers which are required to be disclosed pursuant to applicable SEC rules.

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company is providing stockholders with an advisory, non-binding vote on the Company’s compensation paid to its Named Executive Officers as disclosed in this Proxy Statement.

Accordingly, in accordance with the rules adopted by the Securities and Exchange Commission, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the compensation paid to the Named Executive Officers of Biomerica, Inc., as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby APPROVED.”

Stockholders are encouraged to read the accompanying compensation tables and the related narrative disclosure for more information about the Company’s executive compensation program.

Vote Required and Board Recommendation

Because your vote is advisory, it will not be binding on our Compensation Committee or our Board. However, the Board intends to consider the outcome of the vote when making future executive compensation decisions and, in particular, to consider any significant negative voting results to the extent they can determine the cause or causes for such votes. The Board has determined that the Company will hold future advisory votes on executive compensation every year.

The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required to approve, on a non-binding advisory basis, the Named Executive Officers’ compensation.

Our Board Recommends that the Stockholders Vote “FOR” the Approval, on a Non-Binding Advisory Basis, of the Compensation of Our Named Executive Officers.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Under applicable law and the procedures adopted by the Company’s Board, the Audit Committee selects the Company’s independent registered public accounting firm for each fiscal year. The Audit Committee has selected Haskell & White LLP (“H&W”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2025. H&W is a registered independent public accounting firm and has served as the Company’s independent registered public accounting firm since the fiscal year ended May 31, 2024.

Although stockholder ratification of the Audit Committee’s selection of the independent registered public accounting firm is not required by law or the procedures adopted by the Board, the Audit Committee’s selection of H&W as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2025 is being submitted for ratification by the stockholders at the Annual Meeting because the Company’s Board has determined that such ratification is a matter of good corporate governance practice. If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of H&W. Even if the selection of H&W is ratified, the Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of H&W are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions.

The approximate aggregate fees billed for professional services by our auditors in the fiscal years ended May 31, 2024 and 2023 were as follows:

	FISCAL YEAR	FISCAL YEAR
	2024	2023
FEES	($)	($)
Audit Fees(1)	$154,000	$132,805
Audit and review of the financial statements
Audit-Related Fees	-	-

Tax Fees(2)	6,750	8,100
Tax Consulting Services
All Other Fees(3)	23,040	31,800
Total	$183,790	$172,705

(1) Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the consolidated financial statements included in our Forms 10-Q, and for any other services that are normally provided by our auditors in connection with our statutory and regulatory filings or engagements.

(2) Tax Fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice, and tax planning. Included in such Tax Fees were fees for preparation of our tax returns and consultancy and advice on other tax planning matters.

(3) All Other Fees consist of the aggregate fees billed for products and services provided by our auditors and not otherwise included in Audit Fees, Audit Related Fees, or Tax Fees.

The Audit Committee has considered that the provision of the above services has not impaired the principal accountant’s ability to maintain independence.

It is the policy of the Audit Committee that all audit and permissible non-audit services provided by our independent registered public accounting firm and related fees paid to our independent registered public accounting firm must be approved in advance by the Audit Committee on a case-by-case basis. All of the above-described services provided by our auditors were approved in advance by the Audit Committee under Item 2-01(c)(7)(i)(C) of Regulation S-X.

Vote Required and Board Recommendation

The vote on this proposal is advisory in nature, so it will not be binding on the Board. However, the Board will consider the outcome of the vote along with other factors, when making its decision about the selection of H&W as the Company’s independent public accounting firm for the fiscal year ending May 31, 2025.

The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required to ratify, on an advisory basis, the selection of Haskell & White LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2025.

Our Board Recommends that the Stockholders Vote “FOR” the Proposal to Ratify Haskell & White, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending May 31, 2025.

PROPOSAL NO. 4

APPROVAL OF THE COMPANY’S 2024 STOCK INCENTIVE PLAN

On September 16, 2024, the Board adopted the Company’s 2024 Stock Incentive Plan (the “Plan”) that provides for the issuance of 1,600,000 shares of restricted stock or stock options, subject to stockholder approval. The Board believes that it is in the best interests of the Company and its stockholders to approve the Plan. The Board believes the Plan will enhance the Company’s ability to recruit and maintain qualified directors, managers, and personnel by including stock options as part of compensation packages. Options provide an incentive to employees to contribute to the success of the Company which would provide a benefit to employees as well as to the stockholders. The Company’s prior stock plan, the 2023 Stock Incentive Plan, approved by stockholders was approved in December 2023. The following summary description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit A.

PURPOSE. The Plan is intended to provide incentive to employees, officers, directors and others expected to provide significant services to the Company, to encourage proprietary interest in the Company, to encourage such employees to remain in the employ of the Company, to attract new employees with outstanding qualifications, and to afford additional incentive to others to increase their efforts in providing significant services to the Company.

ADMINISTRATION. The Plan will be administered by the Company’s Board or a committee of the Board (the “Stock Option Committee”) which may be established by the Board. Any such Stock Option Committee will at all times be composed of “non-employee directors”.

TYPES OF AWARDS. The Company’s Plan provides for the grant of (i) incentive stock options (“ISOs”) within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) stock options that are not intended to qualify under Section 422 of the Code (“NQSOs”; collectively with ISOs, “Options”). The Plan also authorizes the award of shares of restricted Common Stock (“Restricted Stock”).

TERMS AND CONDITIONS OF AWARDS. Options granted under the Plan will vest and become exercisable as determined by the Stock Option Committee or the Board. Awards will be subject to the terms and restrictions of the awards made by the Stock Option Committee or the Board. Option and Restricted Stock award recipients shall enter into a written stock option or Restricted Stock agreement with the Company. The Stock Option Committee or the Board has discretionary authority to select participants from among eligible persons and to determine, at the time an Option or Restricted Stock award is granted, when and in what increments shares covered by the Option or Restricted Stock award will vest and may be purchased. In the case of an Option, the Stock Option Committee or the Board also has the discretionary authority to determine, at the time such Option is granted, whether the Option is intended to be an ISO or a NQSO, provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then fair market value of the Common Stock (110% in the case of a grantee who holds more than 10% of the outstanding Common Stock) and a maximum exercise period of ten (10) years or five (5) years in the case of a grantee who holds more than 10% of the outstanding Common Stock). Fair market value is determined by the Board or the Stock Option Committee in good faith, for which the Board or Stock Option Committee may refer to the price at which the shares traded at the close of business on the date of valuation as quoted on finance.yahoo.com. Such determination will be conclusive and binding on all persons.

ELIGIBLE PERSONS. All officers, directors, and employees of the Company as well as certain consultants, advisors and other persons expected to provide bona fide services to the Company are eligible to participate in the Plan. ISOs and Restricted Stock may be granted to the officers and employees of the Company. NQSOs and Restricted Stock awards may be granted to the directors, officers, employees, agents, and consultants of the Company or any of its subsidiaries. As of September 26, 2024, there were approximately fifty employees and three non-employee directors eligible to participate in the Plan.

Under current law, ISOs may not be granted to any director or consultant of the Company who is not an employee.

SHARES SUBJECT TO THE PLAN. Subject to anti-dilution provisions for stock splits, stock dividends and similar events, the Plan authorizes the grant of Restricted Stock and or Options to purchase up to One Million Six Hundred Thousand (1,600,000) shares of the Company’s Common Stock. The Company currently has in effect its 2023 Stock Incentive Plan (the “2023 Plan”). As of September 26, 2024, there were 159,500 shares available under the 2023 Plan.

TERM OF THE PLAN. Unless previously terminated by the Board, the Plan will terminate on December 7, 2033, and no Options or Restricted Stock may be granted under the Plan thereafter, but existing options and Restricted Stock will remain in effect until the Options or Restricted Stock are exercised or vested or terminated by their terms.

TERM OF OPTIONS. Each stock option must terminate no more than ten (10) years from the date it is granted or five (5) years in the case of ISOs granted to an employee who is deemed to own in excess of ten percent (10%) of the combined voting power of the Company’s outstanding equity stock). Stock Options may be granted on terms providing for exercise either in whole or in part at any time or times during their restrictive terms, or only in specified percentages at the stated time periods or intervals during the term of the stock option.

OPTION EXERCISE. The exercise price of any Stock Option granted under the Plan is payable in full in cash. The Company may provide for other payment mechanisms, including making loans available to option holders to exercise stock options evidenced by a promissory note executed by the option holder, which notes may, but are not required to be secured by a pledge of Common Stock issued upon exercise of the option.

AMENDMENT AND TERMINATION OF THE PLAN. The Board may, without affecting any outstanding stock options, from time-to-time revise or amend the Plan and may suspend or discontinue it at any time. However, no such revision or amendment may, without stockholder approval, increase the number of shares of Restricted Stock or Stock Options that may be issued under the Plan.

COMMON STOCK. The Common Stock reserved for issuance under the Plan is currently traded on the Nasdaq Capital Market systems under the symbol BMRA. The closing per share market value of the Common Stock on September 16, 2024 (the date of the adoption of the Plan by the Board of Directors) was $0.32. Based on this valuation, the One Million Six Hundred Thousand (1,600,000) shares reserved for issuance under the Plan have an aggregate market value of $512,000 if all shares were issued at that time as Restricted Stock.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES. Following is a brief summary of the principal federal income tax consequences of awards under the Plan. This summary is not an exhaustive description and does not describe all applicable federal, state, or local tax laws.

INCENTIVE STOCK OPTIONS. A Plan participant is not subject to federal income tax at the time of either the grant or the exercise of an ISO. In the year in which an ISO is exercised, however, the amount by which the fair market value of the shares of Common Stock received upon the exercise of an ISO exceeds the exercise price will constitute an adjustment to the option holder’s income in computing alternative minimum taxable income. Such adjustment could result in the imposition of, or increase the amount of, the option holder’s “alternative minimum tax” under the Code.

If an option holder does not dispose of such shares of Common Stock within two (2) years after the ISO was granted or one (1) year after the ISO was exercised, whichever is later (any such disposition, a “disqualifying event”), then any gain or loss recognized upon such disposition generally will be treated as long-term capital gain or loss. In such event, the Company will not receive a tax deduction on either the exercise of the ISO or on the sale of the underlying Common Stock.

If an option holder makes a “disqualifying disposition,” the option holder will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date the ISO is exercised minus the exercise price, or (ii) the sales price received by the option holder on the disposition of such Common Stock minus the exercise price. In such event, the Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the option holder. If a sale is a disqualifying disposition, the option holder also may realize short-term or long-term capital gain or loss, if such shares constitute capital assets in an option holder’s hands. The gain or loss will be measured by the difference between the fair market value of the shares on the date of exercise of the ISO and the sales price of the shares.

NON-QUALIFIED STOCK OPTIONS. No income is realized by an option holder upon the grant of an NQSO with an exercise price equal to or greater than the fair market value of the underlying common stock on the date of the grant. Upon the exercise of an NQSO, however, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price, will be taxed as ordinary income to an option holder and the Company will be entitled to a deduction in an equal amount. Upon subsequent sales of Common Stock received upon exercise of NQSO’s, an option holder may realize short-term or long-term capital gain or loss, depending upon the holding period of the shares, if such shares constitute capital assets in the option holder’s hands.

RESTRICTED STOCK. Generally, a participant who has been awarded Restricted Stock will not realize taxable income at the time of the award, and the Company will not be entitled to a deduction at that time; provided, however, that the participant may elect to treat the value of the shares as income at the time of receipt (without regard to restrictions) by filing with the IRS (with a copy to the Company) an election under Section 83(b) of the Code no later than thirty (30) days after the issuance date. In the absence of an election under Section 83(b), when the restrictions on the Restricted Stock lapse, the participant will have ordinary income and the Company will have a corresponding deduction. The measure of such income and deduction will be the fair market value of the shares at the time the restrictions lapse.

NEW PLAN BENEFITS. If our stockholders approve this proposal, the additional shares of our Common Stock that would become reserved for issuance under the Plan would be immediately available to grant equity awards to eligible plan participants. The number of awards (if any) that may be received by individual employees or groups of employees under our Plan is at the discretion of our Board and therefore cannot be determined in advance.

Vote Required and Board Recommendation

The affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter is required for the approval of the Company’s 2024 Stock Incentive Plan.

Our Board Recommends that the Stockholders Vote “FOR” the Proposal to Approve the 2024 Stock Incentive Plan.

PROPOSAL NO. 5

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

General

On September 16, 2024, the Board unanimously approved, subject to stockholder approval, an amendment to our First Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split of our issued and outstanding shares of Common Stock at a ratio not less than 1-for-3 and not greater than 1-for-15, with the final decision of whether to proceed with the reverse stock split, the effective time of the reverse stock split, and the exact ratio of the reverse stock split to be determined by the Board in its sole discretion, any time before December 31, 2025, without further approval or authorization of our stockholders.

The Board may alternatively elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion. Upon the effectiveness of the amendment to our Certificate of Incorporation effecting the reverse stock split, the issued and outstanding shares of our Common Stock will be reclassified and converted into a lesser number of shares such that one share of our Common Stock will be issued for a specified number of shares within the approved reverse stock split range.

If this proposal is approved by our stockholders as proposed, the Board would have the sole discretion to:

●	elect whether or not to effect the reverse stock split;
●	fix the specific ratio for the reverse stock split, provided that the ratio is not less than 1-for-3 and not more than 1-for-15; and
●	approve the filing of the amendment to our Certificate of Incorporation with the designated ratio to effect the reverse stock split at any time prior to December 31, 2025.

We believe that enabling the Board to fix the specific ratio of the reverse stock split within the stated range will provide us with the flexibility to implement the reverse stock split in a manner designed to maximize the anticipated benefits for our stockholders. The determination of the ratio of the reverse stock split will be based on a number of factors, which are described in more detail under the heading “Criteria to be Used for Decision to Apply the Reverse Stock Split.”

The reverse stock split, if approved by our stockholders, would become effective upon the filing of the amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware in accordance with the DGCL. The exact timing of the filing of the amendment (and of the effectiveness of the reverse stock split) will be determined by the Board based on its evaluation as to when such action will be the most advantageous to us and our stockholders, but will not occur after December 31, 2025. In addition, the Board reserves the right, in its sole discretion, to abandon the filing of the amendment (and the effectiveness of the reverse stock split) if, at any time prior to the effectiveness of the amendment, the Board determines that it is no longer in our best interest or the best interests of our stockholders to proceed with the reverse stock split. The Board reserves this right notwithstanding that stockholder approval for the filing of the amendment may have been obtained, and without the requirement for further action by our stockholders.

The primary reason for effecting the reverse stock split is to increase the per share trading price of our Common Stock so as to:

●	maintain the listing of our Common Stock on the Nasdaq Capital Market by meeting the minimum bid amount of $1.00, and seek to avoid the delisting of our Common Stock from that market in the future;
●	broaden the pool of investors that may be interested in investing in our Common Stock by attracting investors who may prefer to invest in shares that trade at higher share prices;
●	make our Common Stock a more attractive investment to institutional investors; and
●	provide us an opportunity to raise funds to execute our business plan and finance our strategic objectives.

Nasdaq Delisting Notice

We received a delisting notice from The Nasdaq Listing Qualifications Staff that our Common Stock may be involuntarily delisted from trading on The Nasdaq Capital Market if we fail to regain compliance with the minimum closing bid price requirement of $1.00 per share of our Common Stock. A delisting of our Common Stock is likely to reduce the liquidity of our Common Stock and may inhibit or preclude our ability to raise additional financing and may also materially and adversely affect stockholders.

The listing standards of The Nasdaq Stock Market(“Nasdaq”) require, among other things, that listed companies maintain a minimum closing bid price of $1.00 per share. We failed to satisfy the minimum bid price threshold for 30 consecutive trading days and on May 7, 2024, we received a letter from Nasdaq indicating our deficiency and that we have been provided an initial period of 180 calendar days, or until November 4, 2024, in which to regain compliance. If at any time during this 180-day compliance period the closing bid price of our Common Stock is at least $1.00 per share for a minimum of 10 consecutive business days, then Nasdaq will provide us with written confirmation of compliance and the matter will be closed.

If the Company does not regain compliance within the 180-day grace period, it may be eligible to receive an additional 180-day grace period; provided that the Company meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirements, and provides written notice of its intention to cure the bid price deficiency during the second 180-day grace period, by effecting a reverse stock split, if necessary.

The last reported sale price of our Common Stock on the Nasdaq Capital Market on _________ was $[  ] per share. In consideration of the Company’s need to drastically increase the closing bid price in the Company’s Common Stock in the near future to maintain a listing on the Nasdaq, the Board believes that it is in the best interests of stockholders and the Company to increase the stock price by conducting the reverse stock split.

If our stockholders do not approve the reverse stock split, the Company may be delisted from the Nasdaq Capital Market due to our failure to maintain a minimum bid price for our Common Stock of $1.00 per share as required by the Nasdaq Marketplace Rules. Even if the Company effects the reverse stock split, the Company may still be subject to delisting if the bid price of our Common Stock fails to stay above $1.00 for the required 10 trading day period.

Additional Considerations

The Board further believes that an increased stock price may also encourage investor interest and improve the marketability of our Common Stock to a broader range of investors, and thus improve the liquidity of our shares and lower average transaction costs for our stockholders.

The reverse stock split would not change the number of authorized shares of our Common Stock as set forth in our Certificate of Incorporation, as amended. Therefore, because the reverse stock split would result in the number of issued and outstanding shares of Common Stock decreasing, the number of authorized shares of Common Stock remaining available for issuance would increase from [●] to approximately [●] (as of [●], 2024, assuming a 1-for-3 reverse stock split ratio) or approximately [●] (as of [●], 2024, assuming a 1-for-15 reverse stock split ratio), proportionately to the ratio of the reverse stock split.

The additional authorized shares of Common Stock would be available for issuance from time to time for corporate purposes including, without limitation, raising additional capital, acquisitions of companies or assets, strategic partnerships or collaborations, sales of securities convertible into or exercisable for our Common Stock, or restructuring indebtedness. We believe that the availability of the additional authorized shares will provide us with the flexibility to raise the necessary capital to execute our business plan and finance our strategic objectives, and to otherwise take advantage of favorable opportunities as they arise. If we issue additional shares for any of these purposes, the ownership interest of our current stockholders would be diluted. On September 28, 2023, we filed a “shelf” registration statement on Form S-3 with the SEC, allowing the Company to issue up to $20,000,000 in common shares. Under this registration statement, shares of our Common Stock may be sold from time to time for up to three years from the filing date. We desire to have the authorized shares available to provide additional flexibility to use our Common Stock for business and financial purposes in the future.

In evaluating the reverse stock split, the Board took into consideration a number of negative factors commonly associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by some investors and analysts, as well as the fact that the stock prices of some companies that effect reverse stock splits do not necessarily trade at levels commensurate with expectations based on the applicable reverse stock split ratios. Our board of directors, however, determined that these potential negative factors were significantly outweighed by the potential benefits, and believes that the increase of the per share market price of our Common Stock that may result from the reverse stock split may allow us to maintain the listing of our Common Stock on the Nasdaq Capital Market, encourage greater interest in our Common Stock from market participants, enhance the acceptability and marketability of our Common Stock, improve our ability to raise additional capital to execute our business plans and finance our strategic objectives and promote greater liquidity for our stockholders.

The form of the proposed amendment to our Certificate of Incorporation to effect the reverse stock split is attached as Appendix A to this proxy statement. Any amendment to our Certificate of Incorporation to effect the reverse stock split will include the reverse stock split ratio fixed by the Board, within the range approved by our stockholders.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the amendment to our Certificate of Incorporation to effect the reverse stock split, the Board will be authorized to proceed with the reverse stock split. In determining whether to proceed with the reverse stock split, and setting the exact ratio within the range approved by our stockholders, the Board will consider a number of factors, including the historical and projected trading price of our Common Stock, existing and anticipated market conditions, the marketability and liquidity of our Common Stock, which ratio would result in the least administrative cost to us, and the impact on our ability to raise additional capital to execute our business plans and finance our strategic objectives. However, even if the reverse stock split is approved by our stockholders, the Board reserves the right to abandon the reverse stock split at any time.

Effect of the Reverse Stock Split

The reverse stock split will be effected simultaneously with respect to all issued and outstanding shares of our Common Stock. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interest in our company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share. The treatment of fractional shares resulting from the reverse stock split is described in more detail under the heading “Fractional Shares.”

The reverse stock split will not change the existing terms of our Common Stock. After the reverse stock split, the shares of Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Common Stock that remains outstanding following the reverse stock split will continue to be fully paid and non-assessable.

The reverse stock split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act.

Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act and we expect that our Common Stock will continue to be listed for trading on the Nasdaq Capital Market.

The reverse stock split would not change the number of authorized shares of our Common Stock or preferred stock as set forth in our Certificate of Incorporation, as amended. In addition, the undesignated status of our preferred stock would not be impacted.

As of the effective time of the reverse stock split, all outstanding options and warrants (if any) and other rights to acquire our Common Stock will be proportionately reduced in the same ratio as the reduction in the number of shares of outstanding Common Stock, except that, (i) for options, any fractional shares resulting from such reduction will be rounded down to the nearest whole share, and (ii) for warrants, any fractional shares resulting from such reduction will be rounded to the nearest cent or the nearest 1/100th of a share, as applicable. Correspondingly, the per share exercise or purchase price of such options and warrants will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to such options and warrants will remain approximately the same. In addition, as of the effective time, we will adjust and proportionately decrease the total number of shares of our Common Stock that may be the subject of future grants under our equity incentive plans.

Assuming reverse stock split ratios of 1-for-3, 1-for-8 and 1-for-15 (which reflect the approximate low, middle and high end of the range that our stockholders are being asked to approve), the following table sets forth (i) the number of shares of our Common Stock that would be issued and outstanding, (ii) the number of shares of our Common Stock that would be reserved for issuance pursuant to outstanding options and warrants, as well as for awards that may be issued pursuant to our existing equity incentive plans, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the reverse stock split and based on securities outstanding as of September [●], 2024 without giving effect to the treatment of fractional shares.

	Number of Shares Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-3	Reverse Stock Split Ratio of 1-for-8	Reverse Stock Split Ratio of 1-for-15
Number of Shares of Common Stock Issued and Outstanding
Number of Shares of Common Stock Reserved for Future Issuance
Weighted Average Exercise Price of Options and Warrants	$	$	$	$

If this proposal to amend our Certificate of Incorporation to effect a reverse stock split is approved and the Board elects to effect the reverse stock split, the number of issued and outstanding shares of our Common Stock will be reduced in proportion to the ratio of the split chosen by the Board. Accordingly, if a reverse stock split is effected, the number of authorized shares of our Common Stock will be proportionally increased.

Additionally, if this proposal is approved and the Board elects to effect the reverse stock split, we would communicate to the public, prior to the effective date of the stock split, additional details regarding the reverse split, including the specific ratio selected by the Board. If the Board does not implement the reverse stock split by December 31, 2025, the authority granted in this proposal to implement the reverse stock split will terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposed amendment, except to the extent of their direct or indirect ownership of shares of our Common Stock and securities convertible or exercisable for our Common Stock.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

Reverse Stock Split

The effect of the reverse stock split upon the market prices for our Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. If the reverse stock split is implemented, the post-split market price of our Common Stock may be less than the pre-split price multiplied by the reverse stock split ratio.

In addition, a reduction in number of shares outstanding may impair the liquidity for our Common Stock, which may reduce the value of our Common Stock. Also, some stockholders may consequently own less than one hundred shares of our Common Stock. A purchase or sale of less than one hundred shares may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the reverse stock split may be required to pay modestly higher transaction costs should they then determine to sell their shares.

Increase in the Number of Authorized and Unissued Common Stock

Because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance under our authorized pool of Common Stock would increase. Future issuances of Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders of the Company.

The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Although an increase in the authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the amendment is not in response to any effort of which the Company is aware to accumulate Common Stock or obtain control of the Company. Nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders.

Procedure for Effecting the Reverse Stock Split and Exchange of Stock Certificates

If our stockholders approve the proposal to effect the reverse stock split, and if the Board elects to proceed with the reverse stock split, the Board will determine the ratio of the reverse stock split to be implemented within the range approved by our stockholders, and we will file the amendment with the Secretary of State of the State of Delaware reflecting the designated ratio. As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected.

Beneficial Owners of Common Stock. Upon the implementation of the reverse stock split, we intend to treat shares held by stockholders in “street name” through a bank, broker, or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If a stockholder holds shares of our Common Stock with a bank, broker or other nominee and has any questions about the reverse stock split, the stockholder is encouraged to contact their bank, broker or other nominee.

Registered Holders of Common Stock. Certain of our registered holders of Common Stock hold some or all of their shares electronically in book-entry form with our transfer agent, Continental Stock & Transfer. These stockholders do not hold physical stock certificates evidencing their ownership of our Common Stock. However, they are provided with a statement reflecting the number of shares of our Common Stock registered in their accounts. If a stockholder holds registered shares in book-entry form with our transfer agent, no action needs to be taken to receive post-reverse stock split shares. If a stockholder is entitled to post-reverse stock split shares, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of our Common Stock held following the reverse stock split.

Holders of Certificated Shares of Common Stock. As of the date of this Proxy Statement, certain of our shares of Common Stock were held in certificated form. Stockholders of record at the time of the reverse stock split who hold shares of our Common Stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time that will contain the necessary materials and instructions on how a stockholder should surrender his, her or its certificates representing shares of our Common Stock to the transfer agent, in exchange for a new certificate reflecting the number of shares held following the reverse stock split.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who would otherwise be entitled to receive a fractional share as a result of the reverse stock split will receive one whole share of Common Stock in lieu of such fractional share.

No Appraisal Rights

Under the DGCL, stockholders are not entitled to dissenters’ or appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such rights.

Accounting Consequences

The reverse stock split will not affect total assets, liabilities or stockholders’ equity. However, the per share net income or loss and net book value of the Common Stock will be retroactively increased for each period because there will be fewer shares of Common Stock outstanding.

In addition, the reverse stock split will not affect the par value of a share of our Common Stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to Common Stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio (including a retroactive adjustment for prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced.

Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of a reverse stock split to us and to stockholders that hold shares of our Common Stock as capital assets for U.S. federal income tax purposes. This discussion is based upon current U.S. tax law, which is subject to change, possibly with retroactive effect, and differing interpretations. Any such change may cause the U.S. federal income tax consequences of a reverse stock split to vary substantially from the consequences summarized below.

This summary does not address all aspects of U.S. federal income taxation that may be relevant to stockholders in light of their particular circumstances or to stockholders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, or the Code, including, without limitation, dealers in securities, commodities or foreign currency, persons who are treated as non-U.S. persons for U.S. federal income tax purposes, certain former citizens or long-term residents of the United States, insurance companies, tax-exempt organizations, banks, financial institutions, small business investment companies, regulated investment companies, real estate investment trusts, retirement plans, persons whose functional currency is not the U.S. dollar, traders that mark-to-market their securities, persons subject to the alternative minimum tax or Medicare contribution tax on net investment income, persons who hold their shares of our Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, persons who hold their shares of our Common Stock as “qualified small business stock” under Section 1045 and/or 1202 of the Code, or who acquired their shares of our Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

The state and local tax consequences of a reverse split may vary as to each stockholder, depending on the jurisdiction in which such stockholder resides, and any state or local tax considerations are beyond the scope of this discussion. This discussion should not be considered as tax or investment advice, and the tax consequences of a reverse stock split may not be the same for all stockholders. Stockholders should consult their own tax advisors to understand their individual federal, state, local and foreign tax consequences.

Tax Consequences to the Company. We believe that a reverse stock split will constitute a reorganization under Section 368(a)(1)(E) of the Code. Accordingly, we should not recognize taxable income, gain or loss in connection with a reverse stock split. In addition, we do not expect a reverse stock split to affect our ability to utilize our net operating loss carryforwards.

Tax Consequences to Stockholders. Stockholders should not recognize any gain or loss for U.S. federal income tax purposes as a result of a reverse stock split, except stockholders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share may recognize gain for United States federal income tax purposes equal to the value of the additional fractional share. A stockholder’s tax basis in the shares received as a result of the reverse split will be equal, in the aggregate, to his or her basis in the shares exchanged, increased by the income or gain attributable to the rounding up of fractional shares, as described herein. New shares attributable to the rounding up of fractional shares to the nearest whole number of shares may be treated for tax purposes as if the fractional shares constitute a disproportionate dividend distribution. Such stockholders generally should recognize ordinary income to the extent of earnings and profits of the Company allocated to the portion of each whole share attributable to the rounding up process, and the remainder, if any, may be treated as a return of tax basis and gain received from the exchange of property. The stockholder’s holding period for the shares of Common Stock it receives in a reverse stock split should include the stockholder’s holding period for the shares of Common Stock exchanged in the reverse stock split. The portion of the shares received by a stockholder that are attributable to rounding up for fractional shares will have a holding period commencing on the effective date of the reverse split.

Individual tax circumstances can vary, and stockholders should consult their own tax advisors regarding the tax effects to them, based on their particular circumstances, in particular, stockholders whose fractional shares resulting from the reverse stock split are rounded up to the nearest whole share and with respect to allocating tax basis and holding period among their post-reverse stock split shares.

Vote Required and Board of Directors Recommendation

Pursuant to the DGCL, this proposal must be approved by the affirmative vote of the majority of the votes cast on the matter. Abstentions with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have no effect on this proposal.

Our Board

Recommends that Our Stockholders vote “FOR” the Amendment To Our Certificate Of Incorporation To Effect The Reverse Stock Split

PROPOSAL NO. 6

APPROVAL OF AN AMENDMENT TO GRANT DISCRETIONARY AUTHORITY TO THE BOARD TO EFFECT AN AMENDMENT TO THE FIRST AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

Our Certificate of Incorporation authorizes us to issue a total of 25,571,429 shares, consisting of two classes as follows: (a) 25,000,000 shares of Common Stock, and (b) 571,429 shares of preferred stock (the “Preferred Stock”), each with a par value of $0.08 per share. Our Board has approved, and is seeking stockholder approval of discretionary authority to file, an amendment to our Certificate of Incorporation (the “Authorized Shares Amendment”) to implement an increase in the number of shares of authorized Common Stock from 25,000,000 shares to 40,000,000 shares (the “Authorized Share Increase”). Our Board does not intend to implement the Authorized Share Increase if the Board separately decides to implement a reverse stock split pursuant to Proposal No. 5.

The Board has unanimously determined that the Authorized Shares Amendment is advisable and in the best interests of the Company and our stockholders. In accordance with the DGCL, we are hereby seeking approval of the Authorized Shares Amendment by our stockholders and recommend that our stockholders approve the Authorized Share Increase Proposal.

Purpose of the Authorized Share Increase

The Board believes that the proposed increase in the number of authorized shares of Common Stock will benefit the Company by improving our flexibility to promptly and appropriately use its Common Stock for business and financial purposes in the future. These business opportunities may include, but are not limited to, potential strategic transactions (such as mergers, acquisitions, and other business combinations), future stock dividends, equity or equity-linked offerings and other capital-raising or financing transactions, grants and awards under stock plans, and other types of general corporate purpose transactions. Without an increase in the number of authorized shares of Common Stock, the Company may be constrained in its ability to raise capital in a timely fashion or at all and may lose important business opportunities, which could adversely affect our financial performance and growth. We believe that it is important to have the flexibility to issue shares of Common Stock beyond the limited amount remaining.

Potential Effects of Approving the Authorized Shares Amendment

The proposed increase in the number of authorized shares of Common Stock will not have any immediate effect on the rights of our existing stockholders. However, the Board will have the authority to issue the additional shares of Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or rules of any stock exchange on which our securities may be listed. The issuance of additional shares of Common Stock may decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their Common Stock. The perception that there might be additional dilution to our existing stockholders may put pressure on our stock price.

While the issuance of additional shares of Common Stock may be deemed to have potential anti-takeover effects, including by delaying or preventing a change in control of the Company through subsequent issuances of these shares and the other reasons set forth above, which, among other things, could include issuances in one or more transactions that would make a change in control of the Company more difficult, and therefore, less likely, this proposal to increase the authorized shares of Common Stock is not prompted by any specific effort of which we are aware to accumulate shares of our Common Stock or obtain control of the Company. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of Common Stock as compared to the then-existing market price. Although the issuance of additional shares of Common Stock could, under certain circumstances, have an anti-takeover effect, this proposal to adopt the Authorized Shares Amendment is not in response to any effort to which the Company is aware to accumulate Common Stock or obtain control of the Company.

The additional authorized shares of Common Stock would have the same rights and privileges as the shares of Common Stock currently outstanding. Stockholders do not have preemptive rights with respect to our Common Stock. Therefore, should the Board determine to issue additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof. We can provide no assurance that we will be successful in amending the Certificate of Incorporation to increase the number of shares of Common Stock that are available for issuance, or that the Authorized Shares Increase will not have an adverse effect on our stock price.

Potential Effects of Not Approving the Authorized Share Increase Proposal

If the Company’s stockholders do not approve the Authorized Share Increase, then the Company will not be able to increase the total number of authorized shares of Common Stock from 25,571,429 to 40,000,000 which, therefore, could prevent the Company from continuing the pursuit of effective strategies to access capital in the public and private markets.

In the event the reverse stock split proposal is approved but the Authorized Share Increase proposal is not approved, the total number of authorized shares of Common Stock will remain unchanged at 25,000,000. If the reverse stock split is implemented, the number of issued and outstanding shares will decrease proportionally after the Reverse Stock Split is effectuated, depending on the reverse stock split ratio determined by the Board. If both proposals are approved by our stockholders, the total number of authorized shares of Common Stock may increase to 40,000,000 while the number of issued and outstanding shares will also be reduced as previously described. The effect will be that the Company will have more authorized shares of Common Stock in reserve for future issuances. However, our Board does not intend to implement the Authorized Share Increase if the Board separately decides to implement a reverse stock split pursuant to Proposal No. 5.

Vote Required and Board Recommendation

Pursuant to the DGCL, this proposal must be approved by the affirmative vote of the majority of the votes cast on the matter. Abstentions with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have no effect on this proposal.

Our Board Recommends that Our Stockholders Vote “FOR” Approval Granting the Board Discretionary Authority to Amend the First Amended And Restated Certificate Of Incorporation To Increase The Number Of Authorized Shares Of Common Stock from 25,000,000 to 40,000,000.

PROPOSAL NO. 7

APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING

To consider and vote on a proposal to approve any adjournment of the Annual Meeting from time to time, if necessary or appropriate, including to establish a quorum, which proposal we refer to as the “Adjournment Proposal.”

Vote Required and Board Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote on the subject matter; provided, that in the absence of a quorum, the affirmative vote of the holders of a majority of the shares present, in person or by proxy at the Annual Meeting, and entitled to vote is required for the Adjournment Proposal. If you properly authorize your proxy by mail, by telephone or through the Internet, but do not indicate instructions to vote your shares “FOR,” “AGAINST”, or “ABSTAIN” on the Adjournment Proposal, your shares will be voted in accordance with the recommendation of our Board, which is “FOR” the Adjournment Proposal. Abstentions will have no effect with respect to the vote on the Adjournment Proposal (assuming the presence of a quorum), or, in the absence of a quorum, will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Our Board Recommends that Our Stockholders Vote “FOR” the Adjournment Proposal.

OTHER BUSINESS

Management is not aware of any matters to come before the Annual Meeting other than those stated in this Proxy Statement. However, matters of which management is not currently aware may arise before the occurrence of the Annual Meeting or any adjournment thereof. The proxy confers discretionary authority with respect to acting on such matters, and the persons named in the proxy intend to vote, act, and consent in accordance with their best judgment with respect thereto.

DIRECTOR ATTENDANCE AT ANNUAL MEETINGS

Our Board has adopted a policy that encourages our directors to attend our annual stockholder meetings. The annual meeting of stockholders held on December 7, 2023 was attended by all five (5) of the incumbent directors for that year. It is expected that a majority of the directors will be in attendance at the 2024 Annual Meeting.

ANNUAL REPORT

The Annual Report is being mailed to stockholders with this Proxy Statement. The Annual Report does not form any part of the material for the solicitation of the proxy.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our stockholders may communicate with our Board, a committee of our Board, or a director by sending a letter addressed to the Board, a committee, or a director c/o Corporate Secretary, Biomerica Inc., 17571 Von Karman Avenue, Irvine, California 92614. All communications will be compiled by our corporate Secretary and forwarded to the Board, the committee, or the director accordingly.

CORPORATE GOVERNANCE

The Company’s Corporate Governance Policy and its Policy on Business Conduct and Ethics (“Ethics Policy”) for all directors, officers, and employees of the Company, including executive officers, are available on the Company’s web site at www.biomerica.com. Stockholders may also obtain free of charge printed copies of this policy by writing to the Corporate Secretary of the Company at our principal executive offices.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who own more than 10% of a registered class of securities to file initial reports of ownership of our stock and reports of changes in such ownership with the SEC. To our knowledge, all required filings pursuant to Section 16(a) were timely made during the fiscal year ended May 31, 2024.

EMPLOYEE, DIRECTOR, AND OFFICER HEDGING

We have not adopted any policy regarding the ability of our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

In connection with the Annual Meeting, a number of brokers with account holders who are Company stockholders will be “householding” the proxy materials. A single set of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the proxy materials, please notify your broker or the Company. Direct your written request to Biomerica, Inc., 17571 Von Karman Avenue, Irvine, California 92614, Attention: Corporate Secretary. The Company undertakes to promptly deliver a separate set of the proxy materials promptly upon receiving your written request. Stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their brokers.

SEC rules permit us to print an individual’s multiple accounts on a single set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted stockholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Any eligible stockholder who desires to have a proposal considered for inclusion in our fiscal year 2025 proxy solicitation materials, including director nominations, must cause their proposals to be received in writing by our Secretary at 17571 Von Karman Avenue, Irvine, California 92614 no later than June 18, 2025. The Board will review new proposals from eligible stockholders if they are received in writing by June 18, 2025. Proposals must be submitted in accordance with our bylaws and must comply with Securities and Exchange Commission regulations promulgated under Rule 14a-8 of the Exchange Act of 1934, as amended.

Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reason for conducting the business at the Annual Meeting, (b) the stockholder’s name and address, as they appear on our records, (c) the class and number of shares which the stockholder beneficially owns, (d) any material interest of the stockholder in the business requested to be brought before the meeting, and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934 in his or her capacity as a proponent of the stockholder proposal.

A stockholder’s notice to the Secretary regarding a nomination for the election of directors must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the person’s name, age, business address and residence address, (ii) the person’s principal occupation or employment, (iii) the class and number of shares of capital stock beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934; and (b) as to the stockholder giving the notice (i) the name and address of the stockholder, as they appear on our records, and (ii) the class and number of shares of stock that are beneficially owned by the stockholder on the date of the stockholder notice. If the Board so requests, any person nominated for election to the Board shall furnish to our Secretary the information required to be set forth in the notice of nomination pertaining to the nominee.

Nothing in this section shall be deemed to require us to include in our proxy solicitation materials relating to any annual meeting any stockholder proposal or nomination that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission.

By Order of the Board of Directors,

Irvine, California	/S/ ZACKARY S. IRANI
, 2024	Chairperson and Chief Executive Officer

EXHIBIT A

BIOMERICA, INC.

2024 STOCK INCENTIVE PLAN

BIOMERICA, INC.

2024 STOCK INCENTIVE PLAN

ARTICLE 1. INTRODUCTION.

This Biomerica, Inc. 2024 Stock Incentive Plan (the “Plan”) was adopted by unanimous written consent of the Board of Directors of Biomerica Inc., (the “Board”) on September 16, 2024. The Plan shall be submitted to stockholders for approval at the Company’s next annual meeting of stockholders. The Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, members of the Board of Directors and Consultants to focus on critical long-range objectives, (b) encourage the attraction and retention of Employees, Directors and Consultants with exceptional qualifications and (c) linking Employees, Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares or Options (which may be issued as an ISO, or an NSO as defined herein).

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

ARTICLE 2. ADMINISTRATION.

2.1 COMMITTEE COMPOSITION. The Plan shall be administered by the Board of Directors of the Company, provided the Board may delegate administration of the Plan to a Committee consisting exclusively of two or more Outside Directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act.

2.2 COMMITTEE RESPONSIBILITIES. The Board (or the Committee, if applicable) shall (a) review management’s recommendation as to the Employees, Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Board and Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Board’s and Committee’s determinations under the Plan shall be final and binding on all persons.

2.3 COMMITTEE FOR NON-OFFICER GRANTS. The Board may also appoint a secondary committee of the Board, which shall be composed of one or more Directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not considered officers or Directors of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1 BASIC LIMITATION. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares reserved and available for issuance under the Plan shall not exceed 1,600,000. Pursuant to this overall limitation, the maximum aggregate number of Common Shares available for issuance under Awards that qualify as NSOs or ISOs shall not exceed 1,600,000 shares. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 9.

3.2 ADDITIONAL SHARES. If Options are forfeited or terminate for any reason before being exercised, then the corresponding Common Shares shall again become available for the grant of Options or Restricted Shares under the Plan. If Restricted Shares, or Common Shares issued upon the exercise of Options, are forfeited, then such Common Shares shall again become available for the grant of NSOs and Restricted Shares under the Plan. The aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares or other Common Shares are forfeited.

ARTICLE 4. ELIGIBILITY.

4.1 NON STATUTORY STOCK OPTIONS (“NSOs”) AND RESTRICTED SHARES. Employees, Directors and Consultants shall be eligible for the grant of NSOs and Restricted Shares.

4.2 INCENTIVE STOCK OPTIONS (“ISOs”). Only Employees who are employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who is a10% Stockholder shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.

ARTICLE 5. OPTIONS.

5.1 STOCK OPTION AGREEMENT. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2 NUMBER OF SHARES. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 9.

5.3 EXERCISE PRICE. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under any Stock Option Award shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant, and if the Participant to whom an ISO is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the ISO is granted.

5.4 VESTING, EXERCISABILITY AND TERM. Unless otherwise approved by the Board of Directors and provided in the Stock Option Agreement, an Optionee’s right to exercise the Option shall vest pro rata over a period of four (4) years, with 25% of the Option vesting on each of the first, second, third and fourth anniversaries of the date of grant. The Stock Option Agreement shall also specify the term or expiration of the Option; provided that the term of any Stock Option shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. Unless stated otherwise in the Stock Option Agreement, all vested options shall expire 90 days following the optionee’s termination from the Company. Options issued to members of the Board of Directors shall be governed by ARTICLE 7 below.

5.5 EFFECT OF CHANGE IN CONTROL. Notwithstanding Section 5.4 above, all unvested portions of each outstanding Stock Option grant shall fully vest (e.g., become exercisable) automatically in the event that a Change in Control (as defined in Section 14.4 below) occurs with respect to the Company.

ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1 GENERAL RULE. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Shares are purchased, except as follows:

(a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

(b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

6.2 EXERCISE/SALE. To the extent that this Section 6.2 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.3 EXERCISE/PLEDGE. To the extent that this Section 6.3 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to pledge all or part of the Common Shares being purchased under the Plan to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds necessary to cover the Exercise Price to the Company.

6.4 OTHER FORMS OF PAYMENT. To the extent that this Section 6.4 is applicable, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules, and that is deemed acceptable by the Committee or the Board in writing.

ARTICLE 7. DIRECTOR OPTION GRANTS.

7.1 ACCELERATED EXERCISABILITY. All NSOs granted to a Director shall become exercisable in full in the event of the termination of such Director’s service because of death, or total and permanent disability.

7.2 EXERCISE PRICE. The Exercise Price under all NSOs granted to an Outside Director under this Article 7 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant.

7.3 TERM. Unless otherwise provided in the Stock Option Agreement, all NSOs granted to a member of the Board under this Plan, once vested, shall remain exercisable until the 10th anniversary of the date of grant, even if such Director leaves the Board before that date. All unvested NSOs outstanding at the time a director leaves the Board shall be forfeited immediately.

ARTICLE 8. RESTRICTED SHARES.

8.1 RESTRICTED STOCK AGREEMENT. Each Award of Restricted Shares of Common Stock under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2 PAYMENT FOR AWARDS. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Board or the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the market value of such Restricted Shares on the date awarded in the form of cash, cash equivalents or past services rendered or future service to be provided to the Company (or a Parent or Subsidiary), as the Committee may determine.

8.3 VESTING CONDITIONS. Unless otherwise approved by the Board of Directors and provided in the Restricted Stock Agreement, the Restricted Shares shall vest pro rata over a period of four (4) years, with 25% of the Option vesting on each of the first, second, third and fourth anniversaries of the date of grant. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. All Restricted Shares shall become vested in the event that a Change in Control (as defined in Section 14.4) occurs with respect to the Company, except as provided in the next following sentence.

8.4 VOTING AND DIVIDEND RIGHTS. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders.

ARTICLE 9. PROTECTION AGAINST DILUTION.

9.1 ADJUSTMENTS. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence (in each case an “Adjustment Event”), the Board or the Committee may make such adjustments as it, in its sole discretion, deems appropriate to account for such Adjustment Event in one or more of (a) the number of Options and/or Restricted Shares available for future Awards under Article 3, (b) the number of Common Shares covered by each outstanding Restricted Stock Agreement, (c) the number of Common Shares covered by each outstanding Stock Option Award or (d) the Exercise Price under each outstanding Stock Option Award. Unless the Board or the Committee in their sole discretion makes adjustments to Stock Option Awards or Restricted Stock Awards as set forth in this Article 9, a Participant shall have no rights by reason of any Adjustment Event undertaken or incurred by the Company.

9.2 DISSOLUTION OR LIQUIDATION. To the extent not previously exercised, all outstanding Stock Options shall terminate immediately prior to the dissolution or liquidation of the Company.

ARTICLE 10. LIMITATION ON RIGHTS.

11.1 RETENTION RIGHTS. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).

11.2 STOCKHOLDERS’ RIGHTS. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Options awarded prior to the time when a stock certificate for such Common Shares is issued or, the time when he or she becomes entitled to receive such Common Shares by filing a notice of exercise and paying the Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

11.3 REGULATORY REQUIREMENTS. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

ARTICLE 11. WITHHOLDING TAXES.

12.1 GENERAL. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

ARTICLE 12. FUTURE OF THE PLAN.

12.1 TERM OF THE PLAN. The Plan, as set forth herein, became effective upon approval of the Plan by the Board on September 16, 2024 and shall remain in effect until the September 16, 2034, unless earlier terminated under Section 12.2. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan. Notwithstanding any provisions herein to the contrary, until such time that the Plan has been approved by the stockholders, the Company (i) may not grant any Common Shares to a Participant; and (ii) any Options granted by the Company to a Participant pursuant to the Plan may not be exercised prior to the Company obtaining the requisite stockholder approval. If the Company does not obtain the requisite stockholder approval, the Plan shall be unwound and any outstanding Options granted hereunder prior to obtaining the requisite stockholder approval shall be cancelled.

12.2 AMENDMENT OR TERMINATION. The Board may, at any time and for any reason, amend or terminate the Plan. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

ARTICLE 13. DEFINITIONS.

13.1 “AFFILIATE” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

13.2 “AWARD” means any award of a Stock Option or Restricted Shares under the Plan.

13.3 “BOARD” means the Company’s Board of Directors, as constituted from time to time.

13.4 “CHANGE IN CONTROL” shall mean:

(a) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(b) the sale, transfer or other disposition of all or substantially all of the Company’s assets;

(c) a change in the identity of a majority of the members of the Company’s Board of Directors that becomes effective on a single date (provided, however, that the appointments of new directors upon the deaths or resignations of directors by the remaining directors then in office shall not constitute a change in identity with respect to such departed director); or

(d) any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

13.5 “CODE” means the Internal Revenue Code of 1986, as amended.

13.6 “COMMITTEE” means a committee of the Board, as described in Article 2.

13.7 “COMMON SHARE” means one share of the common stock of the Company.

13.8 “COMPANY” means Biomerica, Inc., a Delaware corporation.

13.9 “CONSULTANT” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as a Consultant shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

13.10 “DIRECTOR” means a member of the Company’s Board of Directors.

13.11 “EMPLOYEE” means an employee of the Company, a Parent, a Subsidiary or an Affiliate.

13.12 “EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended.

13.13 “EXERCISE PRICE” means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement.

13.14 “FAIR MARKET VALUE” means the market price of Common Shares, determined by the Board or the Committee in good faith on such basis as it deems appropriate. If the Common Shares are then listed or admitted to trading on Nasdaq or another stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on Nasdaq or principal stock exchange on which the Common Shares are then listed or admitted for trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Shares on Nasdaq or such exchange on the next preceding day on which a closing sale price is reported. If the Common Shares are not then listed or admitted to trading on Nasdaq or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Shares in the over-the-counter market on the date of valuation. Such determination shall be conclusive and binding on all persons.

13.15 “ISO” means an incentive stock option Award which meets all of the requirements as described in section 422(b) of the Code.

13.16 “NSO” means a non-qualified or non-statutory stock option Award that does not meeting the requirements as described in sections 422 of the Code.

13.17 “OPTION” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

13.18 “OPTIONEE” means an individual or estate who holds an Option.

13.19 “OUTSIDE DIRECTOR” shall mean a member of the Board who is not an Employee. Service as an Outside Director shall be considered employment for all purposes of the Plan, except as provided in Section 4.2.

13.20 “PARENT” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

13.21 “PARTICIPANT” means an individual or estate who holds an Award.

13.22 “PLAN” means this Biomerica, Inc. 2024 Stock Incentive Plan, as amended from time to time.

13.23 “RESTRICTED SHARE” means a Common Share awarded under the Plan.

13.24 “RESTRICTED STOCK AGREEMENT” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

13.25 “STOCK OPTION AGREEMENT” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

13.26 “SUBSIDIARY” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

13.27 “10% STOCKHOLDER” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of a Parent, Subsidiary or Affiliate.

ARTICLE 14. EXECUTION.

To record the adoption of the Plan by the Board, the Company has caused its duly authorized officer to execute this document in the name of the Company.

BIOMERICA, INC.

By:

Name:	Allen Barbieri

Title:	Secretary and Executive Vice Chairman

Date approved by Board of Directors: September 16, 2024

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